SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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GLOBALSCAPE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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GlobalSCAPE, Inc.

4500 Lockhill-Selma Rd, Suite 150

San Antonio, Texas 78249

(210) 308-8267

April 24, 2009

Dear Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of GlobalSCAPE, Inc to be held at GlobalSCAPE’s Headquarters, 4500 Lockhill-Selma Road, Suite 150, San Antonio, TX 78249, on Wednesday, June 3, 2009 at 2:00 p.m. If you cannot attend the annual meeting, you may vote over the Internet or, if you received a paper copy of the proxy materials, you can follow the instructions on the proxy card.

At this year’s annual meeting, the agenda includes the annual election of Directors and ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting.

We are also pleased to take advantage of the new Securities and Exchange Commission rules allowing issuers to furnish proxy materials over the Internet. We believe the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of the delivery of the materials and reducing the environmental impact of printing and mailing hard copies. Stockholders may help us to reduce costs further by opting to receive future proxy materials by e-mail.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 3, 2009: This proxy statement and our 2008 Annual Report on Form 10-K are available at http://bnymellon.mobular.net/bnymellon/gsb.

Sincerely,

James R. Morris

President and Chief Executive Officer

GlobalSCAPE, Inc.

4500 Lockhill-Selma Rd, Suite 150

San Antonio, Texas 78249

(210) 308-8267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2009

To the Stockholders of GlobalSCAPE, Inc.:

The 2009 Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) will be held at the Company’s office located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249, on June 3, 2009, at 2:00 p.m., local time, for the following purposes:

1.	To elect two Directors to serve for a term of three years. The Board of Directors has nominated Thomas W. Brown and James R. Morris for election;

2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

3.	To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

The Company’s Board of Directors has fixed the close of business on April 13, 2009 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

Every stockholder vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the Internet or if you have received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors,

James R. Morris
April 24, 2009	President and Chief Executive Officer

San Antonio, Texas

GlobalSCAPE, Inc.

Proxy Statement

For

Annual Meeting of Stockholders

To Be Held Thursday, June 3, 2009

PROXY STATEMENT

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors of GlobalSCAPE, Inc. of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE’s 2009 Annual Meeting of Stockholders. We are providing access to our proxy materials over the Internet. Accordingly, on or about April 24, 2009, we expect to send our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access proxy materials, including this proxy statement and our annual report for our 2008 fiscal year. The Notice of Internet Availability provides instructions on how to access the proxy card and vote over the Internet or by mail.

This new process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you previously elected to receive our proxy materials electronically, you will continue to receive these materials by e-mail unless you elect otherwise. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Date, Time, Place of Annual Meeting

GlobalSCAPE’s 2009 Annual Meeting of Stockholders will be held at 2:00 p.m., local time, on June 3, 2009, at GlobalSCAPE’s office at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249. GlobalSCAPE’s office is located between N. Loop 1604 and DeZavala Road. If you need directions to our office, please call (210) 308-8267, ext. 100.

Record Date, Shares Entitled to Vote, Quorum

GlobalSCAPE’s Board of Directors has fixed the close of business on April 13, 2009 as the record date for GlobalSCAPE stockholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 17,630,952 stocks of GlobalSCAPE common stock outstanding, which were held by approximately 2,390 holders of record. Stockholders are entitled to one vote for each share of GlobalSCAPE common stock held as of the record date.

The holders of a majority of the outstanding shares of GlobalSCAPE common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. If you attend the meeting in person, sign and return the Proxy Card or vote via the Internet, your shares will be counted as present at the meeting. Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the annual meeting. Non-votes occur when a proxy:

•	is returned by a broker or other stockholder who does not have authority to vote;

•	does not give authority to a proxy to vote; or

•	withholds authority to vote on one or more proposals.

If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, GlobalSCAPE may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this Proxy Statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Stockholders of Record and Beneficial Owners

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, BNY Mellon, you are considered the stockholder of record with respect to those shares, and access to our proxy materials is being provided directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name. Notice that access to these proxy materials is available to you is being provided by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Attendance and Voting by Proxy

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following two methods:

•

Vote by Internet, by going to the web address http://bnymellon.mobular.net/bnymellon/gsb and following the instructions for internet voting or if you have received a paper copy of the proxy card by mail by following the instructions on the proxy card.

•	Vote by Mail, by completing, signing, dating and mailing the proxy card mailed to you in the envelope provided. If you vote by Internet, please do not mail your proxy card.

The deadline for voting electronically through the Internet is 4:59 p.m., Eastern Time, on June 2, 2009. If you vote by mail, your signed proxy card must be received before the annual meeting to be counted at the annual meeting.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated slate of directors and “FOR” each of the other proposals. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy card will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

Revocation of Proxy

Whether you vote by Internet or by mail, you can change or revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy card bearing a later date;

•	Voting again by the Internet at a later time;

•	Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	Attending the meeting and voting your shares in person.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Number of Votes Required to Approve Proposals

Proposal One, Election of Directors. Our Amended and Restated Bylaws provide that Directors shall be elected by plurality vote at the annual meeting of stockholders. Therefore, the nominees who receive the most votes will be elected. As of the mailing date of this Proxy Statement, no nominees for Director had been submitted other than the individuals nominated by GlobalSCAPE’s Board of Directors. Therefore, provided there is a quorum at the meeting, and there are votes in favor of the election of these individuals, they will be elected to the Board of Directors. Shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the voting outcome with respect to the election of Directors.

Proposal Two, Ratification of Selection of Grant Thornton, LLP as Independent Registered Public Accounting Firm. This proposal must receive the affirmative vote of the holders of a majority of the shares of GlobalSCAPE common stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. If you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you, but this will have no effect on the proposal because shares for which brokers are not able to vote will not be considered as voting at the annual meeting for purposes of ratifying the selection of our independent registered public accounting firm.

Solicitation of Proxies

Proxies will be solicited by mail and the Internet. Proxies may also be solicited personally, or by telephone, fax, or other means by the Directors, officers and employees of GlobalSCAPE. Directors, officers and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians and other persons for their reasonable out-of-pocket expenses in doing so. GlobalSCAPE will pay the cost of solicitation of proxies.

PROPOSAL ONE

ELECTION OF DIRECTORS

GlobalSCAPE’s Articles of Incorporation divide the Board of Directors into three classes of Directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders. At this year’s meeting, two Class III Directors are to be elected for a term of three years, to hold office until the expiration of his term in 2012, or until a successor shall have been elected and shall have qualified. The nominees for the Class III Directors are Thomas W. Brown and James R. Morris. Mr. Brown is currently a Class III Director and is our Chairman of the Board of Directors. Mr. Morris is our President and Chief Executive Officer and has been nominated as a Class III Director in order to fill the vacancy created by the decision of Charles R. Poole to retire from the Board at the conclusion of his term at this year’s annual meeting.

Assuming the presence of a quorum, the nominees for Director who receive the most votes will be elected. The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for Director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominee for Director. In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

The following table sets forth the name and age of the nominee as of the mailing date of this Proxy Statement, the principal occupation of the nominee during the past five years, and the year he began serving as a Director of GlobalSCAPE:

Name	Age
Thomas W. Brown	66	Mr. Brown has been an independent stockbroker and investment advisor in San Antonio since 1995. He entered the securities brokerage business in 1967 after receiving an M.B.A. from Southern Methodist University. In recent years, he has also been involved in the real estate development business in San Antonio in addition to stock and bond investments. Mr. Brown currently serves as a member and Chairman of the Board of Directors of the Company and has served in such capacity since June 2002.

James R. Morris	57	See below under —“Executive Officers”

Assuming the presence of a quorum, the nominees for Director who receive the most votes will be elected. The Proxy Card provides a means for stockholders to vote for or to withhold authority to vote for the nominees for Director. If a stockholder executes and returns a Proxy Card, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for Director. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED ABOVE AS DIRECTORS.

Directors with Terms Expiring in 2010 and 2011

The following table sets forth the name and age of each Director as of the mailing date of this Proxy Statement the principal occupation of each Director during the past five years and the year each began serving as a Director of GlobalSCAPE.

Name	Age
Frank M. Morgan	60	Since 2005, Mr. Morgan has served as the Vice President and General Manager of the Information Systems Business Unit, Intelligence Solutions Division, of L-3 Communications Services Group, managing offices in Reston, Virginia, Colorado Springs, Colorado, and San Antonio, Texas. He held a similar position with Titan Corporation from 2001 to 2005 before its acquisition by L-3. From 1996 to 2001, Mr. Morgan worked for BTG, Inc. (acquired by Titan Corp.), a publicly traded software development company and computer security product value added reseller. As Vice President of federal sales, Mr. Morgan was responsible for marketing security products across the federal government. Mr. Morgan spent 26 years in the Air Force, retiring in 1996 as a Colonel. His assignments included three tours at the Pentagon in both operations and acquisitions. He holds a B.S. in Aeronautical Engineering from the Air Force Academy, a M.S. in Human Resources Management from the University of Utah, and a M.A. in National Security and Strategic Studies from the Naval War College. Mr. Morgan’s term as a Director of GlobalSCAPE expires in 2010.

Phillip M. Renfro	63	Mr. Renfro is a retired partner of the law firm of Fulbright and Jaworski, L.L.P., where from 1983 to 2005, he was division head of the Corporate, Business and Banking Section in the firm’s San Antonio, Texas office. Prior to his career in corporate law, from 1980 to 1983, he was President and CEO of Resco International, Inc., an oil field service company. He currently serves on the board of Enzon Pharmaceuticals, Inc., Bridgeport, New Jersey. Mr. Renfro’s term as a Director of GlobalSCAPE expires in 2010.

David L. Mann	59	Mr. Mann has been in the real estate development and home building business since his graduation from Southern Methodist University in 1975 where he earned a B.B.A. For the past twenty years, he has worked exclusively in the San Antonio, Texas market. Mr. Mann currently serves as a member of the Board of Directors of GlobalSCAPE and has served in such capacity since June 2002. Mr. Mann’s term as Director of GlobalSCAPE expires in 2011.

Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of the mailing date of this Proxy Statement and the principal occupation of each executive officer during the past five years.

Name	Age	Position
James R. Morris	57	Chief Executive Officer	Mr. Morris serves as GlobalSCAPE’s President and Chief Executive Officer. His career includes more than 35 years of innovation and leadership to the fields of information technology, network security, assurance, and operations for software product companies and professional services organizations. Morris served in military intelligence, the civil service, and in senior executive positions for leading companies including; General Dynamics, Veridian, Trident Data Systems SecureInfo and Synteras. He is a recognized expert in the information security industry and has been called upon to serve on numerous industry and government review panels focusing on technology and critical infrastructure matters. Mr. Morris also served as a subject matter expert on network security delegations to the People’s Republic of China and Australia. Published internationally and a frequent keynote speaker and panelist at industry conferences, Morris also has offered his expert views and perspectives on prime time national news stories of real world cyber threats.

Craig A. Robinson	45	Chief Operating Officer	Mr. Robinson serves as GlobalSCAPE’s Chief Operating Officer. He has more than 20 years of experience in operations, information technology, information assurance, and R&D. Mr. Robinson is responsible for integrating and enhancing GlobalSCAPE’s business and technical operations across all functions and markets. He has held executive positions for leading companies including Symantec where he sequentially served in several leadership roles, including VP, Managed Security Services; VP, Solution Delivery; and VP, Worldwide Product Marketing. In addition, he has held senior leadership positions at AXENT Technologies (VP, Operations for consulting subsidiary SNCi), META Security Group (COO and CTO), Trident Data Systems (Commercial President and CIO), and most recently, Synteras (General Manager). His executive experience spans companies ranging from start-ups to multi-billion dollar corporations in the commercial and government sectors. Mr. Robinson holds undergraduate and graduate degrees in engineering, both from Stanford University. He also is co-author of the reference Secure Internet Practices (Auerbach Publications).

Mendy R. Marsh	31	Chief Financial Officer	Ms. Marsh serves as GlobalSCAPE’s Chief Financial Officer and Treasurer. Ms. Marsh is responsible for presenting and reporting accurate and timely financial information, identifying and reporting on how the company can improve, economic forecasting and modeling, and overseeing the capital structure of the company as well as managing investor

Name	Age	Position
			relations. Before joining GlobalSCAPE in May of 2008 as the Senior Accountant, Ms. Marsh performed and managed financial statement audits for Deloitte & Touche, LLP; supervised financial statement audits for companies in a wide range of industries, including manufacturing, oil and gas, not for profit, and real estate; facilitated the training of new hires and seniors from all over the country in Deloitte testing methodology and technology; and researched and provided guidance related to complex accounting issues including derivatives, restricted stock valuation, and discontinued operations. Ms. Marsh holds a B.B.A. and M.S. degree in Accounting, graduated cum laude from Texas A&M University in 2001 and is a Certified Public Accountant in the State of Texas.

Jeffrey Gehring	53	Vice President of Sales	Mr. Gehring serves as GlobalSCAPE’s Vice President of Sales and has been with GlobalSCAPE since November 2004 in that capacity. Mr. Gehring is responsible for GlobalSCAPE’s inbound sales, corporate sales and the reseller program. Mr. Gehring was employed by Nextel Partners as Director of Sales in 2004, where he coordinated sales across the country. From 2003 to 2004, Mr. Gehring was Sales Manager for GlobalSCAPE, performing the duties he presently holds. From 2002 to 2003, Mr. Gehring was a principal in a start up business, ConnectOne Telecom, where he got the business off the ground from the organizational stage to operations. Prior to 2002, Mr. Gehring was Director of Sales and Marketing at UDP, a telecommunications billing, order management and customer service software company. In addition to his UDP experience, he has more than 20 years of operational and sales management experience in large and medium-sized businesses, including Unisys, Bell South and Metrocall. His experience includes strategic planning and implementation for companies that require rapid growth, as well as establishing processes and policies that foster world-class sales organizations.

Douglas Conyers	33	Vice President of Engineering	Mr. Conyers serves as Vice President of Engineering has been employed by GlobalSCAPE since March 2007. Mr. Conyers is responsible for total customer satisfaction as they look to enhance and customize GlobalSCAPE solutions based on their company’s requirements. Prior to joining GlobalSCAPE, he held positions as Chief Architect, Director of Systems Engineering and Senior Software Engineer for SecureLogix Corp., an information security company. Previous to that, he held software engineering positions with both the Southwest Research Institute and Paradigm Simulations. Conyers has a B.S. in Computer Science from Trinity University.

Name	Age	Position
Gregory Hoffer	37	Vice President of Concept Development	Mr. Hoffer serves as Vice President of Concept Development and has been employed by GlobalSCAPE since May 2000. Mr. Hoffer is responsible for overseeing all software development and Web development at GlobalSCAPE. Before joining GlobalSCAPE, Mr. Hoffer held software development positions at the consulting firm of Marotz, Inc. Prior to that, Mr. Hoffer managed the IT department and was head of the computer science department at Saint Mary’s Hall, a private school in San Antonio, Texas. Mr. Hoffer received a bachelor’s degree in computer science from Trinity University and is pursuing his master’s degree in computer science.

Timothy J. Barton	45	Vice President and Chief Engineer	Mr. Barton serves as GlobalSCAPE’s Vice President and Chief Engineer. He is responsible for coordinating the product manager’s ideas and specifications with engineering and insuring performance of quality assurance on completed products. Prior to joining GlobalSCAPE in March 2006, Mr. Barton served as Chief Architect of Secure Logix Corporation, an information security company, where he was responsible for requirements definition and product design. Mr. Barton was employed by Secure Logix from 1998 to 2006 and held positions of Director of Software Engineering and ETM Development Manager prior to becoming Chief Architect in 2005. Prior to Secure Logix, Mr. Barton held positions as Research Analyst and Senior Research Analyst at Southwest Research Institute where he developed software for the US Military and NASA. Mr. Barton holds a B.S. in Computer Science from Slippery Rock University

Ted Marchut	38	Vice President of Business Systems	Ted serves as GlobalSCAPE’s Vice President of Business Systems and has been employed by GlobalSCAPE since July, 2005. Ted is responsible for GlobalSCAPE’s technical infrastructure. Ted served as Vice President of Consumer Products from March 2008 to January 2009 and as Product Manager for CuteFTP from July, 2005 to March, 2008 and for WAFS from December, 2006 to March, 2008. Prior to joining GlobalSCAPE, he spent six years at Pixel Magic Imaging (acquired by Dai Nippon Photo Imaging) as a Product Manager, where he collaborated on the design and coordinated the development of award winning, industry leading consumer photo kiosks as well as behind the counter photo-lab systems and a photo sharing website.

Meeting Attendance

During the fiscal year ended December 31, 2008, the Board of Directors held thirteen meetings and acted by written consent two times. Separate from the full Board of Directors’ meetings, there were seven Audit Committee meetings, one Compensation Committee meetings and ten Nominating and Governance Committee meetings. During 2008, each Director attended at least 75% of all Board and applicable Committee meetings. During 2008, our Directors, received compensation for service to GlobalSCAPE as a Director. See “Executive Compensation – Compensation of Directors.” Directors also received reimbursement of travel expenses to attend meetings of the Board of Directors. GlobalSCAPE encourages, but does not require, Directors to attend the annual meeting of stockholders. At GlobalSCAPE’s 2008 Annual Meeting, all members of the Board were present.

Board Independence

A majority of the members of the Board of Directors, as well as all members of the Audit, Compensation, and Nominating and Governance Committees, are “independent,” as currently defined by the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Committees of the Board of Directors

GlobalSCAPE has standing Audit, Compensation, Nominating and Governance Committees.

The Audit Committee is a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee, which consists of Messers. Mann, Morgan and Renfro, met seven times during 2008. The Board has determined that Mr. Renfro, as defined by SEC rules, is an audit committee financial expert and he serves as the Audit Committee Chairman. The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to our Board regarding the selection of our independent registered public accounting firm, consults with management and our independent registered public accounting firm prior to the production of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee Report, which begins on page 28, more fully describes the activities and responsibilities of the Audit Committee.

The Compensation Committee, which consists of Messers. Mann, Morgan and Renfro, met once during 2008. The Compensation Committee’s role is to establish and oversee GlobalSCAPE’s compensation and benefit plans and policies, administer its stock option plans, and review and approve annually all compensation decisions relating to GlobalSCAPE’s executive officers. The Compensation Committee submits its decisions regarding executive compensation to the independent members of the Board for approval. In the first quarter of each year, the chief executive officer submits to the Compensation Committee his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual performance and his subjective judgment regarding each executive officer’s salary and equity incentives, for each executive officer except himself. The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the chief executive officer’s base salary, bonus and equity incentives. The agenda for meetings of the Compensation Committee is determined by its Chairman, Mr. Mann. Compensation Committee meetings are regularly attended by the chief executive officer. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board. The Company’s personnel support the Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities but has not, in the past, utilized the services of a third party consultant to review the policies and procedures with respect to executive compensation. The Compensation Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Governance Committee, which consists of Messers. Mann, Morgan and Renfro, met ten times during 2008. The primary function of the Nominating and Governance Committee is to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for annual stockholders meetings or to fill vacancies on the Board.

Each of the Board’s committees has a written charter, and copies of the charters are available for review on the Company’s website at www.globalscape.com.

Code of Ethics

GlobalSCAPE has adopted a Code of Ethics which applies to all of its employees, including the President and Chief Executive Officer and its Chief Financial Officer. This Code is a statement of GlobalSCAPE’s high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all Directors, officers and employees. A copy of the Code of Ethics can be found in its entirety on GlobalSCAPE’s website at www.globalscape.com. Additionally, should there be any changes to, or waivers from, GlobalSCAPE’s Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o The Corporate Secretary. The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

The Nominating and Governance Committee is the standing committee responsible for determining the slate of Director nominees for election by stockholders, which the committee recommends for consideration by the Board. All Director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting. For positions on the Board created by a Director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a Director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating and Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. The Nominating and Governance Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Governance Committee determines the required selection criteria and qualifications of Director nominees based upon the needs of the Company at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance. Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified. The Nominating and Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source. When current Board members are considered for nomination for reelection, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

The Nominating and Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders, for possible nomination. Stockholders wishing to make such a recommendation may do so by sending the following information to the Nominating and Governance Committee, c/o Corporate Secretary at the address listed above: (1) name of the candidate with brief biographical information and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a Director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held. Any such nomination must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions are summarized under “Stockholder Proposals to be Presented At Next Annual Meeting” on page 30 of this document.

The Nominating and Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

No candidates for Director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the 2008 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and Directors (and its ten percent stockholders), that all Section 16(a) filing requirements were fulfilled on a timely basis, with the following exceptions:

•	Phillip Renfro filed a Form 5 on February 23, 2009, which included untimely reporting of his purchase of 10,000 shares of stock on November 14, 2008.

•	Thomas W. Brown filed a Form 5 on February 23, 2009, which included untimely reporting of his gift of a 100,000 shares of stock on November 8, 2008.

In making this disclosure, GlobalSCAPE has relied solely on written representations of its Directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of April 13, 2009 by (i) each person known by GlobalSCAPE to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each Director of GlobalSCAPE, (iii) the President and CEO, (iv) each of the named executive officers of GlobalSCAPE and (v) all executive officers and Directors of GlobalSCAPE as a group.

	As of April 13, 2009
Name of Beneficial Owner	Number of Shares (1)		Percentage of Class
Thomas W. Brown, Director 2511 N. Loop 1604, Suite 203 San Antonio, TX 78258	5,795,583	(2)	32.87%

David L. Mann, Director 150 N. Loop 1604 East, Suite 202 San Antonio, TX 78258	1,966,000	(3)	11.15%

Phillip M. Renfro, Director 28210 Steeple Chase Lane Fair Oaks Ranch, Texas 78015	80,000	(3)	*

Frank M. Morgan, Director 6100 Bandera Road, Suite 808 San Antonio, TX 78238	60,000	(3)	*

Charles R. Poole, Director 6522 Camp Bullis Rd #8108 San Antonio, Texas 78256	592,741	(4)	3.36%

James R. Morris, President and CEO 4500 Lockhill Selma, Suite 150 San Antonio, TX 78249	70,000		*

Jeffrey Gehring, Vice President of Sales 4500 Lockhill Selma, Suite 150 San Antonio, TX 78249	118,250	(5)	*

Timothy J. Barton, Vice President and Chief Engineer 4500 Lockhill Selma, Suite 150 San Antonio, TX 78249	100,000	(6)	*

All Directors and executive officers as a group (13 persons)	8,886,174		50.4%

*	Denotes ownership of less than 1%.

(1)	To the knowledge of GlobalSCAPE, each stockholder named in the table has sole voting and investment power with respect to all shares of GlobalSCAPE common stock shown as beneficially owned by such stockholder unless otherwise stated. Shares of GlobalSCAPE common stock that are not outstanding but that may be acquired by a person upon exercise of options within 60 days are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such stockholder but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other stockholder.

(2)	Includes 60,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days. Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.

(3)	Includes 60,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.

(4)	Includes 350,000 shares issuable upon exercise of presently exercisable options.

(5)	Includes 108,250 shares issuable upon exercise of presently exercisable options.

(6)	Includes 100,000 shares issuable upon exercise of presently exercisable options.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all equity compensation plans of GlobalSCAPE through December 31, 2008.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,926,267	$1.70	1,233,733
TOTAL	2,926,267	$1.70	1,233,733

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions in 2008

Robert Langenbahn, who is one of our Business Development Managers, earned $262,879 in base salary and commissions in 2008. Mr. Langenbahn is the son-in law of Thomas W. Brown, our Chairman of the Board. Mr. Langenbahn’s compensation plan is the same as all other GlobalSCAPE employees who hold a similar position.

Policy Related to Related Person Transactions

In March 2007, our Board of Directors adopted a formal written related person transaction approval policy, which sets out GlobalSCAPE’s policies and procedures for the review, approval, or ratification of “related person transactions”. For these purposes, a “related person” is a Director, nominee for Director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which GlobalSCAPE is a participant and in which a related person has a direct or indirect interest, other than the following:

•	payment of compensation by GlobalSCAPE to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”;

•	transactions available to all employees or all stockholders on the same terms;

•

purchases of supplies from GlobalSCAPE in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in GlobalSCAPE’s filings with the SEC; and

•	transactions, which when aggregated with the amount of all other transactions between the related person and GlobalSCAPE, involve less than $5,000 in a fiscal year.

Our Audit Committee is to approve any related person transaction subject to this policy before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the audit committee, provided that any action by the Chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related person transaction:

•	whether the terms are fair to GlobalSCAPE;

•	whether the transaction is material to GlobalSCAPE;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction; and

•	the interest of all related persons in the related person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon GlobalSCAPE and the related person following certain procedures designated by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our management through a combination of base salary, incentive bonuses and long-term equity based awards in the form of stock options which is designed to be competitive with those of a group of companies which we have selected for comparative purposes in order to attract and retain our executive officers while also creating incentives which will align executive performance with the long-term interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the Summary Compensation Table below, whom we sometimes refer to as our named executive officers or NEOs, and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements and monitors all compensation and awards to executive officers including the chief executive officer, chief financial officer and the other NEOs. The Committee’s membership is determined by the Board of Directors and is composed of three non-management Directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion. During 2008, the Committee did not delegate any of its responsibilities.

The Committee periodically approves and adopts, or makes recommendations to the Board for, GlobalSCAPE’s compensation decisions (including the approval of grants of stock options to our named executive officers). In the first quarter of each year, the chief executive officer, submits his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual and company performance and his subjective judgment regarding each executive officer’s salary and long-term equity incentives, for each executive officer except himself, to the Compensation Committee. For more information regarding our Compensation Committee, please see “Proposal One – Election of Directors – Committees of the Board of Directors”.

The Compensation Committee reviewed all components of compensation for our executive officers, including salary, bonuses, long-term equity incentives, the dollar value to the executive and cost to GlobalSCAPE of all perquisites and all severance and change of control arrangements. Based on this review, the Compensation Committee determined that the compensation paid to our executive officers reflected our compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of GlobalSCAPE’s annual, incentive and long-term compensation plans is that our compensation system should be designed to attract and retain talented executives while also creating incentives which reward performance and align the interests of our NEOs with those of GlobalSCAPE’s stockholders. Key elements of this philosophy are:

•	Establishing base salaries which are competitive with the companies in our comparative group, within GlobalSCAPE’s budgetary constraints and commensurate with GlobalSCAPE’s salary structure.

•

Rewarding our NEOs for outstanding company-wide performance as reflected by financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition and product delivery.

•

Providing equity-based incentives for our NEOs to ensure that they are motivated over the long-term to respond to GlobalSCAPE’s business challenges and opportunities as owners rather than just as employees.

Attracting and Retaining Executive Talent.

As a small company, we recognize salary is one component in successfully attracting and retaining talented executives who will help our company grow. Being mindful of our budgetary responsibilities, we generally set our base salaries between the 50th and 75th percentile relative to a comparison group consisting of Southwest Regional-based companies with similar common criteria such as number of employees, industry type, and revenue from the Radford US Benchmark survey. Radford is an Aon Consulting Company. Radford's global survey databases offer incumbent-based data for 3.5 million employees from 2,000 companies and 81 countries. The survey provides data on base salary, incentives, equity, allowances and total compensation. This allows us to create competitive total compensation packages for our executive team. Annual adjustments are considered and based on the company’s ability to achieve pre-established revenue goals.

Rewarding Performance.

We reward outstanding performance with cash bonuses which are based on financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition or product delivery. For more information on our bonus program, see the discussion below under “—Elements of Executive Compensation—Incentive Compensation.”

Aligning Executive and Stockholder Interests.

We believe that equity-based compensation provides an incentive to our NEOs to build value for our Company over the long-term and aligns the interests of our NEOs and stockholders. We use stock options because we believe that options will generate value to the recipient only if our stock price increases during the term of the option. The stock options granted to our NEOs vest solely based on the passage of time, other than in the event of a change of control. We believe that time-vested equity awards encourage long-term value creation and executive retention because executives can realize value from such rewards only if they remain employed by us until the awards vest.

Elements of Executive Compensation

The compensation currently paid to GlobalSCAPE’s executive officers consists of three core elements: base salary, bonuses under a performance-based, non-equity incentive plan and stock option awards granted pursuant to our 2000 Employee Long-Term Equity Incentive Plan, which we refer to as the 2000 Employee Plan, plus other employee benefits available to all employees of GlobalSCAPE. We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints and also creating cash incentives which reward company-wide and individual performance and aligning the interests of our named executive officers with those of GlobalSCAPE’s stockholders by providing the named executive officers equity-based incentives to ensure motivation over the long-term. We view the three core elements of compensation as related but distinct. Although we review total compensation, we do not believe that significant compensation derived from one component should increase or reduce compensation from another component. We determine the appropriate level for each component of compensation separately. We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation; however, we do consider the age, tenure and seniority of each named executive officer in making compensation decisions.

GlobalSCAPE does not have any deferred compensation programs or supplemental executive retirement plans and no perquisites are provided to GlobalSCAPE’s executive officers that are not otherwise available to all employees of GlobalSCAPE, and no perquisites are valued in excess of $10,000 per employee.

Base Salary. Being mindful of our budgetary responsibilities, the base salary for all GlobalSCAPE executive officers are targeted between the 50th and 75th percentile of the companies in the Radford survey. This enables us to attract and retain the necessary talent a small competitive company needs to grow. This salary structure is reviewed annually to ensure its’ competitiveness within our peer group.

The base salaries paid to our NEOs in 2008 are set forth below in the Summary Compensation Table. For 2008, base salary cash compensation was $603,857 with Mr. Morris receiving $57,692, Mr. Poole receiving $261,574 and Mr. Simmons receiving $92,308. We believe that the salaries paid achieved our objectives.

Base salaries are reviewed annually. If the pre-established financial goals for revenue and net income are achieved, then annual adjustments are made to base salaries. These adjustments are determined during the fourth quarter of each year initially by the Chief Executive Officer with final approval coming from the Compensation Committee. For 2008, base salary increases averaged 3.59%.

Incentive Compensation. GlobalSCAPE’s current bonus plan was adopted by our Board of Directors in 2005. The purpose of the bonus plan is to create financial incentives for our named executive officers that are tied directly to financial or other goals that best reflect their respective duties and responsibilities or the achievement of certain goals determined at the time the NEO was hired. The Compensation Committee may, at its discretion, increase or decrease bonuses, but did not do so in 2008.

Mr. Morris. Under his employment agreement, Mr. Morris was paid a sign on bonus of $50,000 in 2008. In 2009 Mr. Morris is eligible to receive a bonus of up to 40% of his base salary upon achievement of performance targets set by the Compensation Committee.

Mr. Poole. Under his employment agreement, Mr. Poole was paid a bonus equal to 2% of our net income. We believe that this formula best reflected Mr. Poole’s duties and responsibilities as our CEO since it included both a reflection of sales revenue, which we believe is the best measure of our ability to continue growing our business, and whether we are properly managing our business by containing costs.

Mr. Gehring. Mr. Gehring’s bonus is based upon the achievement of certain revenue goals and the amount of sales dollars collected which we believe are the best measures of his performance in his role as Vice President of Sales. Bonuses are paid if more than 80% of the target sales quotas are achieved. The amount of the bonus is $5,000 if 100% of the sales quotas are met and a multiplier of 2 is used for each percentage point above or below 100%. For example, if 106% of the sale quota is attained, the bonus is equal to $5,600 (5,000 times 1.12) or if 84% of the sales quota is attained, the bonus is equal to $3,400 (5,000 times 0.68). The quarterly sales quotas in 2008 were:

Quarter	Quota	Amount of Bonus	Actual Percentage
1	$4,917,000	$0	0%
2	4,917,000	0	0%
3	4,917,000	0	0%
4	4,917,000	0	0%

Additionally in 2008, Mr. Gehring was eligible to receive incentive compensation equal to 1% of direct sales, with the exception of renewed maintenance and service contracts, plus quarterly bonuses of $10,000 upon the achievement of certain financial goals and personal goals assigned by the Chief Executive Officer. Mr. Gehring received a bonus of $156,356 on these sales.

Mr. Barton. Mr. Barton received a discretionary bonus of $20,000 in 2008 awarded by the CEO. In 2008, Mr. Barton was eligible to receive quarterly bonuses of $10,000 upon the achievement of certain financial goals and personal goals assigned by the CEO.

Ms. Marsh. Ms. Marsh received a discretionary bonus of $23,000 in 2008 awarded by the Compensation Committee.

Mr. Simmons. Kelly Simmons was our Chief Financial Officer from September 2007 to July 2008, and interim President from March 2008 to July 2008. In 2008, Mr. Simmons received a discretionary bonus of $17,500 awarded by the Compensation Committee.

Long-Term Equity Incentive Plan. GlobalSCAPE’s 2000 Employee Plan, which was approved by our stockholders in 2000, authorizes us to grant incentive stock options, non-qualified stock options and shares of restricted stock to our named executive officers, as well as to all employees of GlobalSCAPE. A total of 3,660,000 shares of common stock are reserved for issuance under this plan. We use stock options as a form of long-term compensation because we believe that stock options motivate our executive officers to exert their best efforts on behalf of our stockholders and align the interests of our named executive officers with our stockholders. Vesting is accelerated in certain events described under “— Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purposes of this plan are to employ and retain qualified and competent personnel and to promote the growth and success of GlobalSCAPE, which can be accomplished by aligning the long-term interests of the executive officers with those of the stockholders by providing the executive officers an opportunity to acquire an equity interest in GlobalSCAPE. All grants are made with an exercise price equal to the closing price of our common stock on the date of grant. Each of our NEOs was granted options to purchase shares which vest over three years from his hiring date. Each is eligible to receive new grants at the discretion of the Compensation Committee, but not less often than every 24 months. The amount of additional grants may be up to an additional 100,000 options with the exact number determined at the Compensation Committee’s and the Board’s discretion, and based upon input from the CEO. We do not time stock option grants in coordination with the release of material non-public information.

Other Employee Benefits. GlobalSCAPE’s executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees. GlobalSCAPE’s executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees. GlobalSCAPE’s Board of Directors, at its sole discretion, may authorize GlobalSCAPE to match (in part or in whole) the contributions of each employee to the 401(k) plan during a given year; GlobalSCAPE contributions may be in the form of cash.

Compensation Committee Report

The Compensation Committee of GlobalSCAPE has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee, which consists of the following Directors:

David L. Mann, Chairman

Frank M. Morgan

Phillip M. Renfro

Summary Compensation Table

The following table sets forth a summary of compensation for the fiscal years ended December 31, 2008 and 2007 that GlobalSCAPE paid to each of its named executive officers.

Name and Principal Position	Year	Salary ($) (1)		Bonus ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)		Total ($)
James R. Morris, Chief Executive Officer	2008	57,692		50,000	43,463	—	—		151,155
	2007	—		—	—	—	—		—

Jeff Gehring, Vice President of Sales	2008	99,421		5,868	16,736	156,356	—		278,381
	2007	74,806		—	3,529	255,264	—		333,599

Tim Barton, Vice President of Server Products	2008 2007	139,731 136,375		20,000 —	7,727 69,441	— 3,300	— —		167,458 209,116

Mendy Marsh, Chief Financial Officer	2008	34,067		23,000	13,528	—	—		70,595
	2007	—		—	—	—	—		—

Kelly E. Simmons, Former Interim President, Chief Financial Officer and Treasurer	2008 2007	92,308 40,385		17,500 —	— 82,834	— —	— —		109,808 123,219

Charles R. Poole, Former President and Chief Executive Officer	2008 2007	214,705 187,049	(3)(4) (3)(6)	— —	146,915 34,296	23,577 108,752	6,135 5,380	(5) (5)	391,332 335,477

(1)	The amounts in this column include any salary contributed by the named executive officer to GlobalSCAPE’s 401(k) plan.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2008 and 2007 in accordance with FAS 123R, for options granted to the named executive officer and includes amounts from awards granted in years prior to 2007. See notes 1 and 7 of the notes to our financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009 for the discussion of all assumptions made in the calculation of this amount set forth elsewhere in this proxy.

(3)	Includes $89,705 in 2008 and $62,048 in 2007 in deferred compensation paid to Mr. Poole pursuant to his employment agreement.

(4)	Does not include compensation paid to Mr. Poole as a director after his retirement as an officer.

(5)	Reflects earnings (interest) on amounts deferred pursuant to Mr. Poole’s employment agreement.
(6)	Reflects amount payable pursuant to Mr. Poole’s employment agreement.

Grants of Plan-Based Awards

The following table provides information with regard to potential cash bonuses paid or payable in 2008 under our performance-based, non-equity incentive plan, and with regard to each stock option granted to each named executive officer during 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Options Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)
James R. Morris	— 8/29/2008	—	—	—	300,000	1.55	391,168
Jeff Gehring	— 1/31/2008	12,400	20,000	n/a	25,000	4.10	84,481
Tim Barton	— 7/30/2008	—	—	—	50,000	1.52	59,185
Mendy Marsh	— 5/12/2008 7/30/2008 9/22/2008	—	—	—	5,000 20,000 75,000	2.39 1.52 1.29	9,352 23,674 75,236
Charles R. Poole	—	—	—	—	—	—	—
Kelly E. Simmons	—	—	—	—	—	—	—

(1)	Reflects the grant date fair value of the awards computed in accordance with FAS 123R. See notes 1 and 7 to the notes to our financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009 for the discussion of all assumptions made in the calculation of this amount set forth elsewhere in this proxy.

(2)	Options vest over the three years following the grant date as long as the grantee is employed at GlobalSCAPE with 33% vesting at the end of years one and two, and 34% vesting at the end of year three.

Relationship of Salary and Annual Incentive Compensation to Total Compensation

The following table sets forth the relationship of salary and annual incentive compensation to total compensation for each of our CEO, former CEO and CFO and the remaining NEOs.

Name	% of Salary to Total Compensation	% of Annual Cash Incentive Payment to Total Compensation
James R. Morris	38.17	0
Jeff Gehring	35.71	56.17
Tim Barton	83.44	11.94
Mendy Marsh	48.25	0
Charles R. Poole	54.87	6.02
Kelly E. Simmons	84.06	15.94

Employment Agreements and Potential Payments Upon Termination or Change in Control

GlobalSCAPE has an employment agreement with its President and Chief Executive Officer, James R. Morris.

Under Mr. Morris’ employment agreement, “Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 50% or more of the combined voting power of GlobalSCAPE’s then outstanding securities; provided, however, that if Thomas W. Brown and/or David Mann acquire, directly or indirectly, securities representing 50% or more of the combined voting power of GlobalSCAPE’s then outstanding securities it shall not be deemed a Change in Control,

(b) any person or group (other than Thomas W. Brown or David Mann or entities controlled by either) shall make a tender offer or an exchange offer for 50% or more of the combined voting power of GlobalSCAPE’s then outstanding securities,

(c) at any time during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constituted the board of Directors of Employer and any new Directors, whose election by the board of Directors of GlobalSCAPE or nomination for election by GlobalSCAPE’s stockholders was approved by a vote of at least two-thirds (2/3) of Employer’s Directors then still in office who either were GlobalSCAPE’s Directors at the beginning of the period or whose election or nomination for election was previously so approved (“Current Directors”), cease for any reason to constitute a majority thereof,

(d) GlobalSCAPE shall consolidate, merge or exchange securities with any other entity and the stockholders of GlobalSCAPE immediately before the effective time of such transaction do not beneficially own, immediately after the effective time of such transaction, shares or other equity interests entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock or other equity interests entitled to elect Directors by a separate class vote) to which all stockholders of the corporation or owners of the equity interests of any other entity issuing cash or securities in the consolidation, merger or share exchange would be entitled for the purpose of electing Directors or where the Current Directors immediately after the effective time of the consolidation, merger or share exchange would not constitute a majority of the board of Directors or similar governing body of the corporation or other entity issuing cash or securities in the consolidation, merger or share exchange, or

(e) any person or group acquires all or substantially all of GlobalSCAPE’s assets.

The following table sets forth the compensation that Mr. Morris would have received if his employment had been terminated on December 31, 2008:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Cash payments	100,000	0	200,000	0	0

Options(1)	0	0	0	0	0
Total

(1)	The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2008 over the option exercise price. As the fair market price per option was less than the strike price of the option, no payment amount was calculated. Any outstanding equity awards under a termination for cause are forfeited. Additionally, upon a change in control of GlobalSCAPE, all outstanding stock options will immediately become exercisable.

The following table sets forth the compensation that Mr. Gehring would have received if there had been a change of control on December 31, 2008:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	0	0	0	0
Options(1)	99,000	99,000	99,000	99,000	99,000
Total	99,000	99,000	99,000	99,000	99,000

(1)	The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2008 over the option exercise price. This calculation was performed only on options for which the fair market price per option was greater than the option strike price. Any outstanding equity awards under a termination for cause are forfeited.

The following table sets forth the compensation that Mr. Barton would have received if there had been a change of control on December 31, 2008:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	0	0	0	0
Options(1)	0	0	0	0	0
Total	0	0	0	0	0

(1)	The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2008 over the option exercise price. As the fair market price per option was less than the strike price of the option, no payment amount was calculated. Any outstanding equity awards under a termination for cause are forfeited.

The following table sets forth the compensation that Ms. Marsh would have received if her employment had been terminated on December 31, 2008:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	0	0	0	0
Options(1)	0	0	0	0	0
Total	0	0	0	0	0

(1)	The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2008 over the option exercise price. This calculation was performed only on options for which the fair market price per option was greater than the option strike price. Any outstanding equity awards under a termination for cause are forfeited.

Mr. Simmons left the Company in July 2008 and would not have been entitled to any change of control payments on December 31, 2008.

Mr. Poole left the Company in March 2008 and would not have been entitled to any change of control payments on December 31, 2008.

Outstanding Equity Awards At Fiscal-Year End

The table below contains certain information concerning outstanding option awards at December 31, 2008 for our named executive officers. None of the named executive officers had outstanding stock awards at December 31, 2008.

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date
James R. Morris	0	300,000	1.55	8/29/2018
Jeff Gehring	100,000	25,000	0.15 4.10	11/16/2014 1/30/2018
Tim Barton	100,000	50,000	2.62 1.52	2/29/2016 7/30/2018
Mendy Marsh	0	5,000 20,000 75,000	2.39 1.52 1.29	5/12/2018 7/30/2018 9/22/2018
Charles R. Poole	300,000 50,000	0 0	0.31 4.10	6/14/2015 1/30/2018
Kelly E. Simmons	0	0	—	—

Option Exercises And Stock Vested

There were no exercises of stock options and other stock awards during the fiscal year ended December 31, 2008, by our named executive officers.

Pension Benefits

GlobalSCAPE does not sponsor any pension benefit plans and none of the named executive officer’s contribute to such a plan.

Non-Qualified Deferred Compensation

GlobalSCAPE does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans other than the non-qualified deferred compensation arrangement for Mr. Poole pursuant to his employment agreement, which is described under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.” The following table sets forth certain information regarding Mr. Poole’s deferred compensation:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Charles R. Poole	0	89,705	6,135	214,204	0

Compensation of Directors

The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as Directors and committee members and to reimburse Directors for their expenses incurred in attending meetings.

In 2007, each of our non-employee Directors received an option grant of 20,000 shares of our common stock under the GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan, or the 2006 Directors Plan. Under this plan, a maximum of 500,000 shares of GlobalSCAPE common stock may be awarded. At April 14, 2009, options to purchase a total of 160,000 shares were outstanding of which 140,000 were vested at April 14, 2009. The 2006 Directors Plan is administered by the Compensation Committee of the Board of Directors which will set the exercise price, term and other conditions applicable to each stock option granted under the Plan. If options, as opposed to shares, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee. The 2006 Directors Plan provides that each year, at the first regular meeting of the Board of Directors immediately following GlobalSCAPE’s annual stockholder’s meeting, each non-employee Director shall be granted or issued awards of 20,000 share options of GlobalSCAPE common stock, for participation in Board and Committee meetings during the previous calendar year. The maximum annual award for any one person is 20,000 share options of GlobalSCAPE common stock.

In addition to grants under the 2006 Directors Plan, during 2008 each Director earned a monthly fee of $4,000. Mr. Brown also receives an additional fee of $1,000 per month for serving as Chairman of the Board of Directors.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2008 that GlobalSCAPE paid to each Director. GlobalSCAPE does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our Directors; therefore, these columns have been omitted from the following table.

Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)		Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Thomas W. Brown	60,000		32,304	8,260	100,564
David L. Mann	48,000		32,304	5,342	85,646
Frank M. Morgan	48,000		32,304	0	80,304
Phillip M. Renfro	48,000		32,304	11,154	91,458
Charles R. Poole	36,000	(4)	0	0	48,000

(1)	This column represents the amounts paid in cash to each Director.

(2)	The amounts in this column represent the dollar amount recognized for financial statement purposes for the year ended December 31, 2008, computed in accordance with FAS 123R, and thus includes amounts from awards granted prior to 2008. See notes 1, and 7 of the notes to our financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009 for the discussion of all assumptions made in the calculation of this amount set forth elsewhere in this proxy. The grant date fair value of these awards computed in accordance with FAS 123R was $121,666.

(3)	Consists of premiums on health and dental insurance

(4)	Does not include compensation paid to Mr. Poole in his capacity as an officer of the Company.

The table below contains certain information concerning outstanding option awards at December 31, 2008 for each of the Directors. None of the named Directors had outstanding stock awards at December 31, 2008.

Outstanding Equity Awards at Fiscal-Year End Table

Name	Option Awards
Thomas W. Brown	60,000
David L. Mann	60,000
Frank M. Morgan	60,000
Phillip M. Renfro	60,000

Separate option awards of 20,000 were granted to each Director above in both 2008 and 2007. The options awarded in 2007 have vested and the options awarded in 2008 will vest in June 2009.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

GlobalSCAPE’s Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Although stockholder ratification is not required, the Board of Directors has directed that the selection of Grant Thornton LLP be submitted to the stockholders for ratification at the annual meeting. PMB Helin Donovan, LLP provided audit services to GlobalSCAPE for the years ended December 31, 2006 and 2007. On October 14, 2008, the Audit Committee appointed Grant Thornton LLP to serve as its independent registered public accounting firm for the year ended December 31, 2008 and approved the dismissal of PMB Helin Donovan, LLP. A representative of Grant Thornton LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The audit reports of PMB Helin Donovan, LLP on GlobalSCAPE’s financial statements as of and for the two fiscal years ended December 31, 2006 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of GlobalSCAPE’s financial statement for each of the two fiscal years ended December 31, 2006 and 2007 and through October 14, 2008, there were no disagreements with PMB Helin Donovan, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of PMB Helin Donovan, LLP, would have caused the firm to make reference to such disagreement in connection with its reports on GlobalSCAPE’s financial statements for such period. During each of the two fiscal years ended December 31, 2006 and 2007 and through October 14, 2008, there were no reportable events as described in Item 304 (a)(1)(v) of Regulation S-K.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of Grant Thornton LLP. In the event the stockholders fail to ratify the appointment, the Board may reconsider its appointment for this year. Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS GLOBALSCAPE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees. The aggregate fees billed for professional services rendered by PMB Helin Donovan and Grant Thornton in connection with their respective audits of our financial statements and reviews of the condensed financial statements included in our Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $68,550 and $43,365 for PMB Helin Donovan in 2007 and 2008, respectively, and $123,514 for Grant Thornton in 2008.

Audit-Related Fees. The aggregate fees billed by PMB Helin Donovan for assurance and related services that were reasonably related to the performance of the audit or review of GlobalSCAPE’s financial statements and are not reported in “audit fees” above, for the year ended December 31, 2007 was $11,977. The fees in 2007 were for services associated with S-1 and S-8 registration statements in relation to GlobalSCAPE’s registration statement on Form S-1 which became effective on April 16, 2007. There were no fees paid to Grant Thornton in 2008 for services other than the audit or review of GlobalSCAPE’s financial statements.

All Other Fees. There were no aggregate fees billed for other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by PMB Helin Donovan or Grant Thornton during the years ended December 31, 2008 or December 31, 2007.

Consideration of Non-Audit Services Provided by the Independent Auditors. The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining PMB Helin Donovan’s and Grant Thornton’s independence, and has concluded that the independence of such firms has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviews GlobalSCAPE’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of GlobalSCAPE’s consolidated financial statements in accordance with generally accepted accounting principles, to perform an independent audit of GlobalSCAPE’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of GlobalSCAPE’s financial statements, (ii) GlobalSCAPE’s independent auditors’ qualifications and independence, (iii) the performance of GlobalSCAPE’s independent auditors and (iv) GlobalSCAPE’s compliance with legal and regulatory requirements.

In this context, the Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with GlobalSCAPE’s management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

Phillip M. Renfro, Chairman

David L. Mann

Frank M. Morgan

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 25, 2009. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

4500 Lockhill Selma Rd, Suite 150

San Antonio, TX 78249

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general require that the notice be received by the Corporate Secretary:

•	Not earlier than the close of business on January 24, 2010; and

•	Not later than the close of business on February 23, 2010.

If the date of the stockholder meeting is moved more than 30 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced.

AVAILABLE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended, and file annual, quarterly and special reports and other information with the SEC. You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain more information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains all of these reports and other information regarding our company and other issuers that file electronically with the SEC at http://www.sec.gov. We also post links to our SEC filings at our web site at http://www.globalscape.com.

You may request a copy of GlobalSCAPE’s annual, quarterly and special reports, proxy statements and other information at no cost, including our annual report on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2008, by writing or telephoning GlobalSCAPE at the following address:

Chief Financial Officer

GlobalSCAPE, Inc.

4500 Lockhill Selma, Suite 150

San Antonio, Texas 78249

(210) 308-8267

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors,

James R. Morris

President and Chief Executive Officer

April 24, 2009

San Antonio, TX

Please mark	☒
your votes as indicated in this example

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1.	Proposal to approve the election of the following nominees for membership on the Company’s Board of Directors: 01 Thomas W. Brown 02 James R. Morris	☐	☐	☐	2.	Proposal to ratify the appointment of Grant Thornton, LLP as Independent Registered Public Accounting Firm for fiscal year ending December 31, 2009.	☐	☐	☐
	To serve until the expiration of his term in 2012, or until his successor is duly elected and qualified.				3.	In the discretion of the proxies on any other matters that may properly come before the Meeting or any adjournments thereof, including without limitation, a vote to adjourn or postpone the meeting.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)						PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED.
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲

GLOBALSCAPE, INC.

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GLOBALSCAPE, INC.

PROXY FOR

ANNUAL MEETING OF STOCKHOLDERS

JUNE 3, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of GlobalSCAPE, Inc., a Delaware corporation (“GlobalSCAPE”), hereby appoints James R. Morris, Craig A. Robinson and Mendy R. Marsh, or either of them, as proxies, each with power to act without the other and with full power of substitution, on behalf of the undersigned to vote the number of shares of Common Stock of GlobalSCAPE that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GlobalSCAPE, Inc. to be held on Thursday, June 3, 2009 at 2:00 p.m. Central Time, at the offices of GlobalSCAPE, 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES; FOR RATIFICATION OF GRANT THORNTON, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON ALL OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

▲  FOLD AND DETACH HERE  ▲

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